Exhibit 5.1




                                                           November 5, 2003


The Stanley Works
1000 Stanley Drive
New Britain, CT 06053

Ladies and Gentlemen:

         I am the General Counsel of The Stanley Works, a Connecticut corporation (the "Company"). I refer to the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on November 5, 2003 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $900,000,000: (i) shares of common stock, par value $2.50 per share, of the Company ("Common Stock"), (ii) shares of preferred stock, without par value, of the Company (the "Preferred Stock") to be issued in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts pursuant to one or more deposit agreements (each, a "Deposit Agreement") to be entered into between the Company and one or more depositaries to be named, (iii) debt securities representing unsecured obligations of the Company (the "Senior Debt Securities") to be issued pursuant to a senior indenture, to be entered between the Company and JPMorgan Chase Bank (the "Trustee") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to a subordinated indenture, to be entered between the Company and the Trustee, (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Depositary Shares, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (collectively, the "Warrants"), which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement"), proposed to be entered into with one or more warrant agents to be named, (iv) the Company's stock purchase contracts obligating holders to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the "Stock Purchase Contracts"), which may be issued pursuant to one or more purchase contract agreements, (v) the Company's stock purchase units (the "Stock Purchase Units"), each consisting of a Stock Purchase Contract and either Debt Securities, Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligation to purchase Common Stock, Preferred Stock or Depositary Shares under the Stock Purchase Contracts, and (vi) such indeterminate number of shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares as may be issuable upon conversion, exchange, settlement or exercise of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation"); (iii) the By-Laws of the Company, as currently in effect (the "By-Laws"); (iv) a certified copy of certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities and related matters, (v) a specimen certificate evidencing the Common Stock, (vi) the form of indenture relating to the Senior Debt Securities to be executed by the Company and the Trustee and filed as an exhibit to the Registration Statement, and (vii) the form of indenture relating to the Subordinated Debt Securities to be executed by the Company and the Trustee and filed as an exhibit to the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In addition, I have assumed that the terms of the Offered Preferred Stock (as defined below) will have been established so as not to violate, conflict with or constitute a default under
(i) any agreement or instrument to which the Company or its respective property is subject, (ii) any law, rule, or regulation to which the Company is subject,
(iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. I have also assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Connecticut Business Corporation Act, as amended (the "CBCA"), and (ii) the stock certificate evidencing any Common Stock issued will conform to the specimen certificate which I examined and will be duly executed and delivered.

         The opinions expressed herein are limited to the laws of the State of Connecticut and I do not express any opinion herein concerning any other law. The Senior Indenture and the Subordinated Indenture provide that they are governed by the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated November 5, 2003, which is filed herewith as Exhibit 5.2 to the Registration Statement, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:

         1. Except as otherwise discussed in paragraph 3 below, with respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the issuance and sale of the shares of Common Stock have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the By-Laws; (iv) if the shares of Common Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates representing the shares of Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof. In rendering the opinion set forth in this paragraph 1, I have assumed that, at the time of issuance of any Common Stock, the Certificate of Incorporation, the By-Laws and the CBCA shall not have been amended so as to affect the validity of such issuance.

         2. Except as otherwise discussed in paragraph 4 below, with respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation, including the Certificate of Amendment related to the Offered Preferred Stock (the "Certificate of Amendment"), and the By-Laws; (iv) the filing of the Certificate of Amendment with the Secretary of State of the State of Connecticut has duly occurred; (v) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, any Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, legally issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph 2, I have assumed that, at the time of issuance of any Offered Preferred Stock, the Certificate of Incorporation, the By-Laws and the CBCA shall not have been amended so as to affect the validity of such issuance.

         3. With respect to Common Stock issuable upon the conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units (together, the "Convertible Securities"), which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Common Stock, the shares of Common Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, legally issued, fully paid and nonassessable, assuming the issuance of the Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 3, I have assumed that, at the time of issuance of any shares of Common Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the By-Laws and the CBCA shall not have been amended so as to affect the validity of such issuance.

         4. With respect to Preferred Stock issuable upon the conversion, exchange, exercise or settlement of any Convertible Securities, which are by their terms convertible into or exchangeable, exercisable or can be settled for shares of Preferred Stock, the shares of Preferred Stock issuable upon conversion, exchange, exercise or settlement of the Convertible Securities will be duly authorized, legally issued, fully paid and nonassessable, assuming the issuance of the Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities has been authorized by all necessary corporate action, that the Convertible Securities have been converted, exchanged, exercised or settled in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered. In rendering the opinion set forth in this paragraph 4, I have assumed that, at the time of issuance of any shares of Preferred Stock upon conversion, exchange, exercise or settlement of the Convertible Securities, the Certificate of Incorporation, the By-Laws and the CBCA shall not have been amended so as to affect the validity of such issuance.

         5. With respect to the Depositary Shares, when (a) the Registration Statement becomes effective under the Securities Act, (b) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the Depositary Shares have been duly authorized by the Board of Directors of the Company, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Deposit Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, the Depositary Shares will be duly authorized.

         6. With respect to the Debt Securities, when (a) the Registration Statement becomes effective under the Securities Act, (b) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered and the Debt Securities have been duly authorized by the Board of Directors of the Company, (c) the terms of the Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, the Debt Securities will be duly authorized.

         7. With respect to the Warrants, when (a) the Registration Statement has become effective under the Securities Act, (b) a Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants are exercisable have been duly authorized by the Board of Directors of the Company, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Warrant Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Warrants will be duly authorized.

         8. With respect to the Stock Purchase Contracts when (a) the Registration Statement has become effective under the Securities Act,
         (b) a Stock Purchase Contract agreement relating to the Stock Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized, executed and delivered and the Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company,
         (c) the terms of the Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Purchase Contract Agreement, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Stock Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Stock Purchase Contracts will be duly authorized.

         9. With respect to the Stock Purchase Units when (a) the Registration Statement has become effective under the Securities Act, (b) the terms of the collateral arrangements, if any, relating to the Stock Purchase Units (the "Collateral Arrangements") has been duly authorized, executed and delivered and the Stock Purchase Units have been duly authorized by the Board of Directors of the Company, (c) the terms of the Stock Purchase Units and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Collateral Arrangements, if any, and provided that such terms, when established, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and
         (d) the Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Stock Purchase Units will be duly authorized.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                                        Very truly yours,

                                                        /s/ Bruce H. Beatt
                                                        -------------------
                                                        Bruce H. Beatt,
                                                        General Counsel